FIRST AMENDMENT TO
CREDIT AGREEMENT

THIS FIRST AMENDMENT (“Amendment”) dated as of January 6, 2012, by and between Perceptron, Inc. (“Company”) and Comerica Bank (“Bank”).

RECITALS:

A.           Company and Bank entered into an Amended and Restated Credit Agreement dated as of November 16, 2010 (“Agreement”).

B.           Company and Bank desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.           The definitions of Tangible Net Worth and Revolving Credit Maturity Date in Section 1 of the Agreement are amended to read as follows:

“Revolving Credit Maturity Date” shall mean November 1, 2013.

“Tangible Net Worth” shall mean as of any date Net Worth less the Intangible Assets of the Company and its consolidated Subsidiaries, all determined as of such date.  For purposes of this Agreement, “Intangible Assets” means the amount (to the extent reflected in determining such Net Worth) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by Company and its consolidated Subsidiaries, (ii) loans or advances to Affiliates and receivables from Affiliates, (iii) all investments in unconsolidated Subsidiaries of the Company and all equity investments in Persons which are not Subsidiaries of Company (provided that Company’s investments in preferred stock of Primus Financial Products, LLC and Ram Reinsurance Company LTD shall not be deducted from Net Worth) and (iv) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses, deferred taxes and other intangible assets.

2.           The definition in Section 1 of the Agreement is amended to read as follows:

“Aggregate Redemption Amount” shall mean the aggregate amount paid by Company to redeem shares of its stock during the period beginning July 1, 2011 and ending December 31, 2011, provided that in no event shall the Aggregate Redemption Amount exceed $1,827,000.

3.           Section 7.1 of the Agreement is amended to read as follows:

“7.1           Furnish Bank:

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(a)
within one hundred twenty (120) days after and as of the end of each fiscal year of Company and its consolidated Subsidiaries, a detailed consolidated audit report of  Company certified to by independent certified public accountants satisfactory to Bank;

(b)
within forty six (46) days after and as of the end of each fiscal quarter, consolidated balance sheets and statements of profit and loss of Company and its consolidated Subsidiaries, together with a report listing investments in Subsidiaries;

(c)	within thirty (30) days prior to July 1 of each year, financial projections for the Company and its consolidated Subsidiaries in form satisfactory to Bank;

(d)
as soon as available, Company’s 8-K, 10-Q and 10-K reports filed with the federal Securities and Exchange Commission, and in any event, with respect to the 10-Q report, within forty six (46) days of the end of each of the first three fiscal quarters of each of Company’s fiscal years, and with respect to the 10-K report, within one hundred twenty (120) days after and as of the end of each of Company’s fiscal years; and as soon as available, copies of all material filings, reports or other documents filed by Company or any of its Subsidiaries with the federal Securities and Exchange Commission or other federal regulator or taxing agencies or authorities in the United States, or comparable agencies or authorities in foreign jurisdictions, or any stock exchanges in such jurisdiction;

(e)	such information as required by the terms and conditions of any security agreements referred to in this Agreement;

(f)
as soon as available, and in any event not later than one hundred twenty (120) days after and as of the end of each fiscal year of Company, the unconsolidated financial statements of Company, containing the balance sheet as of the end of each such fiscal year, and statements of income for such fiscal year. Such financial statements shall be prepared by Company in accordance with GAAP, and shall be certified as to accuracy and fairness by the chief accounting or chief financial officer of Company; and

(g)	promptly, and in form to be satisfactory to Bank, such other information as Bank may reasonably request from time to time.”

4.           Section 8.1 of the Agreement is amended to read as follows:

“8.1           Purchase, acquire or redeem any of its stock or make any material change in its capital structure, except redemptions of Company’s stock occurring after July 1, 2011 and on or before December 31, 2011 for an aggregate purchase price not to exceed One Million Eight Hundred Twenty Seven Thousand Dollars ($1,827,000); provided that at the time of each such redemption and after giving effect thereto no Event of Default shall have occurred and be continuing.”

5.           Section 8.11 of the Agreement is amended to read as follows:

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“8.11 Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidence of indebtedness or other securities or otherwise) in, or any loans or advances or extensions of credit to, any person, firm, corporation or other entity or association, except:

(a)           investments of surplus cash in cash equivalents and short term investments;

(b)          sales on open account and in the ordinary course of business;

(c)	deposits made in the ordinary course of business in order to obtain goods or services; and

(d)          Company’s investments in its Subsidiaries.”

6.	Schedules 6.3, 6.5, 6.9, 6.10, 8.5 and 8.13 are deleted and attached Schedules 6.3, 6.5, 6.9, 6.10, 8.5 and 8.13 are substituted in their places.

7.           Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.12 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

8.           Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

9.           This Amendment shall be effective upon (a) execution of this Agreement by Company and the Bank and (b) execution by the Guarantor of the attached Acknowledgment of Guarantor.

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IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK		PERCEPTRON, INC.

By:	/s/ Norman L. Bird	By:	/s/ John H. Lowry, III

Its:	Senior Vice President	Its:	Vice President and Chief Financial Officer

ACKNOWLEDGMENT OF GUARANTOR

The undersigned guarantor acknowledges and agrees to the foregoing Amendment and confirms that the Guaranty dated October 24, 2002, executed and delivered by the undersigned to the Bank remains in full force and effect in accordance with its terms.

PERCEPTRON GLOBAL, INC.

By:	/s/ John H. Lowry, III

Its:	Vice President and Chief Financial Officer

SCHEDULE 6.3
Litigation

In 2011 the Company was named as a defendant in litigation related to an automobile accident involving one of its employees who was driving a Company leased vehicle. The Company maintains insurance coverage of $1,000,000 and does not expect damages, if any, to exceed the insurance amount.

SCHEDULE 6.5

ERISA PLANS

None.

SCHEDULE 6.9
SUBSIDIARIES

The following are first tier subsidiaries of Perceptron:

Perceptron Europe B.V.
Perceptron Global, Inc.
Perceptron do Brasil, Ltda

The following are second tier subsidiaries of Perceptron:

A.	Subsidiary of Perceptron Europe B.V.
Perceptron GmbH

B.	Subsidiaries of Perceptron Global, Inc.
Perceptron Asia Pte. Ltd. (Singapore)
Perceptron Trading (Shanghai) Ltd (China)
Perceptron Non-Contact Metrology Solutions Pvt. Ltd (India)

The following are third tier subsidiaries of Perceptron:

A.	Subsidiaries of Perceptron GmbH
Perceptron Iberica, S.L.
Perceptron E.U.R.L.

B.	Subsidiary of Perceptron Asia Pte. Ltd. (Singapore)
Perceptron Asia Pacific, Ltd. (Japan)

SCHEDULE 6.10

NONCOMPLIANCE WITH LAWS; LITIGATION;
JUDGMENTS; ENVIRONMENTAL LICENSES

None.

SCHEDULE 8.5

OTHER PERMITTED ENCUMBRANCES

None.

SCHEDULE 8.13

OTHER PERMITTED DEBT

None.